ASSETS PURCHASE AGREEMENT


This is an Assets Purchase Agreement dated as of January 26, 1998 (the "Agreement"), by and among (i) Adult Daycare of America, Inc., a Delaware corporation (the "Buyer"), (ii) Home Care Solutions, Inc., a Connecticut corporation (the "Seller"), and (iii) Thomas R. Nolan (the "Shareholder"). The Seller and the Shareholder are referred to collectively as the "Selling Parties".

     Recitals

A. The Seller is engaged in the business of providing home care, companion, chore, personal and health care services (the "Business") based in Danbury, Connecticut, serving the State of Connecticut (the "Territory").

B. The Seller desire to sell and the Buyer desires to purchase certain assets used in the Business.

     THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

     Article 1 - Purchase and Sale of Assets

1.1 Purchased Assets. The Seller hereby agrees to sell, assign, transfer and convey to the Buyer, and the Buyer hereby agrees to purchase from the Seller, all of the assets of the Seller used in the Business (the "Purchased Assets"), other than the excluded assets described on Schedule 1.1. The Purchased Assets include without limitation the following assets and properties:

(a) All furniture, fixtures, machinery, equipment and other tangible personal property (to the extent such property is owned by the Seller);

(b) All of the Seller's goodwill relating to the Business; all customer and client lists and files, records and similar sales and marketing information in the Seller's possession relating to the Business; records of the customers and clients serviced by the Business and in the Seller's possession; personnel records; and the Seller's right and interest in the trade names, trademarks, trade secrets, licenses, know-how, specifications, telephone numbers, literature, and all other intangible property relating to the Business, including without limitation, all of the Seller's right, title and interest in and to the name "Home Care Solutions";

 (c) All transferable licenses, permits, licenses, certificates, authorizations, accreditations, orders, ratings and approvals of all federal, state, or local governmental or regulatory authorities which relate to the Business and which are held by the Seller, but only to the extent the same are transferable; and

(d) Any and all rights of the Seller which by their terms are transferable and which arise under or pursuant to warranties, representations and guarantees made by suppliers in connection the Purchased Assets.

1.2 No Assumption of Liabilities. Except for prospective obligations under the Assumed Contracts, the Seller shall retain, and the Buyer shall have no obligation or liability with respect to, any liabilities or obligations, actual or contingent, of the Seller or the Business, or any claims by any person, firm or organization, arising out of any liabilities or obligations of the Seller, or the operation of the Business prior to the Closing. Notwithstanding anything in this Agreement to the contrary, the Buyer is not assuming or taking any of the Purchased Assets or the Business subject to (i) any liabilities or obligations of the Seller or the Business to the Seller's shareholders, or (ii) any liabilities or obligations of the Seller or the Business to any affiliate or related entity of the Seller.

1.3 Assumed Contracts. The Seller will assign or cause to be assigned to the Buyer, and the Buyer will assume (i) the Seller's prospective obligation to provide services to the Seller's customers and clients, (ii) the Seller's prospective obligations under the contracts and leases described on Schedule 1.3, (iii) the Shareholder's or the Seller's confidentiality agreements with prospective purchaser's of the Seller's assets or stock (collectively, the "Assumed Contracts").

1.4 Employees. The Seller agrees that the Buyer will not be obligated to hire any of the Seller's employees, but that the Buyer, in its sole discretion, may hire some or all of such employees on such terms as the Buyer and the employees so hired may agree. The Seller acknowledges that the Buyer is not purchasing, recognizing, assuming or otherwise acquiring any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement or arrangement in existence between the Seller and any employee, or any person employed to consult with or perform services for the Seller, or otherwise. The Buyer will not be responsible to the Seller or to any current or former employee of the Sellers for any employee benefits (whether earned, accrued or vested) due to the Seller's employees with respect to their employment prior to the Closing.

1.5 Confidentiality, Nonsolicitation and Noncompetition Agreement. Each of the Selling Parties agrees to enter into a Confidentiality, Nonsolicitation and Noncompetition Agreement at the Closing, in the form of the agreement attached as Annex A (the "Noncompetition Agreement").

1.6 Right to Use "Home Care Solutions" Name. The Buyer will have the right, by giving the Seller written notice, to require the Seller to change its corporate name to a name dissimilar to the "Home Care Solutions" name and to otherwise require the Seller to cease using the name "Home Care Solutions" or any other confusingly similar derivation of "Home Care Solutions".

      Article 2 - Purchase Price and Payment

2.1 Purchase Price. In consideration of the transfer of the Purchased Assets and the Business, and the entering into of the Noncompetition Agreement, the Buyer agrees to pay the Seller $1,000,000.00 in cash in the aggregate, payable at the Closing by wire transfer to an account designated by the Seller ( the "Purchase Price").

2.2 Proration Expenses. The Buyer and the Seller agree that the expenses described on Schedule 2.2 will be prorated among the parties and will adjust the Purchase Price as described on Schedule 2.2.

2.3   Allocation of Purchase Price.   The Purchase Price will be allocated
among the Purchased Assets as set forth on Schedule 2.3. Schedule 2.3 will be prepared by the Seller.

      Article 3 - The Closing

3.1   Time and Place.  The Closing ("Closing") shall take place on
February 2, 1998 (the "Closing Date"), or on such earlier date as each of the conditions to the parties' obligations to close is either satisfied or waived. The Closing will be effective as of 12:01 a.m. on February 1, 1998.

3.2   Execution and Delivery of Documents of Title by the Seller.

(a) At the Closing, the Seller shall execute and deliver to the Buyer such conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Seller to the Buyer, and the Buyer will execute such instruments and agreements as the Seller may reasonably request to effect an assumption of the Assumed Contracts by the Buyer. Such instruments and documents shall be sufficient to convey to the Buyer good title to the Purchased Assets and to effect an assumption of the Assumed Contracts by the Buyer. Also at the Closing, the parties shall cause the Noncompetition Agreement and the Lease to be executed and delivered as of the Closing.

(b) The Sellers agree that they will, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as the Buyer may reasonably request in order to effectively sell, transfer and convey the Purchased Assets to the Buyer and to place the Buyer in position to operate and control all of the Purchased Assets.

      Article 4 - Representations and Warranties of the Selling Parties

As a material inducement to the Buyer to enter into and perform this Agreement, each of the Selling Parties represents and warrants to the Buyer as follows:

4.1   Authority.

(a) Each of the Selling Parties has full legal power and capacity to execute and deliver this Agreement and the Noncompetition Agreement, and to perform such Selling Party's respective obligations under this Agreement and the documents contemplated by this Agreement. This Agreement and the Noncompetition Agreement constitute valid and legally binding obligations of each of the Selling Parties, enforceable in accordance with their terms. The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Seller and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate action, including the requisite Board of Director and shareholder approvals.

(b) The execution and delivery of this Agreement and the Noncompetition Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by the Selling Parties will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, any contract, agreement, arrangement or undertaking to which any of the Selling Parties is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; or the Seller's Certificate of Incorporation or Bylaws;
(ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of the Seller; (iii) terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which the Seller is a party; or (iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Seller's permits or licenses.

(c) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut with full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement.

4.2   Financial Statements.     The Financial Statements have been
prepared from the books and records of account of the Business and presents fairly the results of operations and the financial condition of the Business as of the date of such financial information. For purposes of this Agreement, "Financial Statements" means the Seller's income statements and balance sheets for the past three fiscal years, along with any interim financial statements for periods after the Seller's last fiscal year-end.

4.3 Environmental Standards. The Seller has operated the Business in material compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or required under the common law or any federal, state, local or foreign law, regulations, ordinances, permits, licenses, consent decrees, orders and clearances relating to pollution, the environment, or the use, storage, transportation or disposal of pollutants, dangerous substances, toxic substances, hazardous wastes, medical wastes, infectious wastes or hazardous substances.

4.4   Tax Matters.

(a) As used in this Agreement, the term "Code" means the Internal Revenue Code of 1986, as amended. The term "Tax" means any federal, state, local or foreign tax, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b) The Seller has filed all Tax Returns that it was required to file as of the Closing Date; all such Tax Returns were correct and complete in all material respects; all Taxes owed by the Seller which are due as of the Closing Date have been paid; the Seller currently is not the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and there are no liens on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(c) There is no dispute or claim concerning any Tax liability of the Seller either (A) claimed or raised by any authority in writing, or (B) as to which the Shareholders have knowledge based upon personal contact with any agent of such authority. The Seller has not been informed in writing that the Tax Returns of the Seller are to be examined by the Internal Revenue Service or any other state or local taxing authority for past years. There are no unpaid Tax deficiencies; no examinations are pending; and, to the best of the Seller's knowledge, no basis for any Tax deficiencies exists.

(d) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) The Seller has remitted all sales and use taxes due to any state or local jurisdiction.

(f) Proper and accurate amounts have been withheld by the Seller from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been filed by the Seller for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes and the amounts shown thereon to be due and payable have been paid in full.

(g) The Seller's recent sales tax audit by the State of Connecticut has been completed and the Seller has no deficiency or other liability to the State of Connecticut with respect to those years under audit. The Purchased Assets are subject to no tax lien arising out of the State of Connecticut's sales tax audit.

4.5 Title. The Seller has and will transfer to the Buyer at the Closing good title to all of the assets included among the Purchased Assets, free and clear of any mortgages, security interests, pledges, liens, claims or encumbrances.

4.6   The Purchased Assets.

(a) The Seller has good title to all of the Purchased Assets, free and clear of any claims, liens, charges, mortgages, security interests or encumbrances whatsoever. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in the creation of any lien or encumbrance on the Purchased Assets.

(b) Except as set forth in Schedule 4.6(b), the Purchased Assets, the Assumed Contracts, and the real and personal property to be leased pursuant to the Lease are (A) sufficient and adequate in all material respects to carry on the Seller 's business as presently conducted, and (B) comply in all material respects with the terms and conditions of all existing licenses, permits, approvals, leases, franchises, charters and other agreements or authorizations effecting or relating to any such Asset, and comply in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations (including without limitation, fire, safety, environmental and pollution control).

(c) The Seller owns no machinery, equipment, furniture, furnishings, office supplies, vehicles, tools, supplies or computer hardware (collectively,
"FFE").   The Seller leases all FFE necessary for the operation of the
Business from TR Nolan Associates, Inc., pursuant to lease agreements included among the Assumed Contracts. All of the FFE leased from TR Nolan Associates, Inc. is in good condition and repair, ordinary wear and tear excepted; and (D) is in the state of maintenance, repair and operating condition required for the proper operation and use thereof in the ordinary course of business. The FFE leased from TR Nolan Associates, Inc. constitutes all of the machinery, equipment, furniture, furnishings, office supplies, vehicles, tools, supplies and computer hardware used in the operation of the Seller's business.

(d) The operation of the Business does not require the Seller to hold any inventory.

(e)   The Seller does not currently own and has never owned real estate.

(f) No instrument of record, easement, license, grant, applicable zoning or building law, ordinance, administrative regulation, urban redevelopment law or other impediment of any kind prohibits or materially interferes with, limits or impairs, or would, if not permitted by a prior nonconforming use, prohibit or materially interfere with, limit or impair, the use, operation, maintenance of or access to, or materially affects the value of, the Seller 's leased real property, as now used, operated or maintained by the Seller . No notice of any violation of any applicable zoning or building law or ordinance or administrative regulation has been received by the Seller, and the Seller does not know of any threat of any such notice. No condemnation proceeding has been instituted or is to the Selling Parties' knowledge threatened with respect to any of the Seller's leased real property.

(g) Prior to or in conjunction with the Closing, the Seller will have fully disclosed to the Buyer all customer lists, trade secrets, pro-cesses, inven-tions, formulas, methods, know-how and other propri-etary informa-tion used or developed by the Seller or its employees in connection with the Business. The Seller has not disclosed or per-mitted the disclosure of any such proprietary information to any other person (other than prospective purchasers of the Seller's stock or assets, all of whom have executed confidentiality agreements in favor of the Shareholder and/or the Seller), and the use by the Seller of such proprietary information does not violate any other person's pro-prietary rights.

(h) The Seller has not caused or permitted any hazardous substance, as that term is now defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601, et seq.), medical wastes or petroleum substances to be disposed on, under or at the premises of the Business, or any part thereof, and no part thereof has ever been used by the Seller as a permanent storage or disposal site for any such hazardous substances, medical wastes, or petroleum substances.

4.7   Insurance.    The Seller has provided the Buyer with a true and
correct list of all policies of insurance which insure the Purchased Assets or the Business, setting forth the types and amounts of coverage. Such policies will remain in effect until the Closing Date. Schedule 4.7 is a true and correct list of all claims against such insurance policies during the past two years.

4.8 Disclosure. No representation or warranty made by the Selling Parties in this Agreement and no statement made in or any amount set forth on any schedule called for by and incorporated into this Agreement is false or misleading in any material respect or omits to state any fact necessary to make any such representation or statements not misleading in any material respect.

4.9 Governmental and Industrial Approvals. Except as set forth in Schedule 4.9, there are no permits, licenses, accreditations, authorizations, orders, ratings or approvals of any federal, state, local or foreign governmental or regulatory bodies necessary under current laws and regulations for the Seller's operation of the Business as presently conducted.

4.10  Intentionally Omitted.

4.11  Contracts and Commitments.   Except for the Assumed Contracts, the
Seller is not a party to any written or material oral contract or commitment relating to the Business, and neither the Business nor the Purchased Assets are the subject of any contract or commitment. Each of the Assumed Contracts is the valid and binding agreement of the parties to such contracts, and no party to the Assumed Contracts is in default under such contracts, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally. Except as set forth on Schedule 4.11, no consents are required in connection with the consummation of the transactions contemplated by this Agreement. The Selling Parties have not been made aware of any decision by the parties to the Assumed Contracts of any intention to terminate or not renew such Assumed Contracts. The Selling Parties have no knowledge of any facts relating to the Assumed Contracts that would have a material adverse affect on the Buyer's operation of the Business after the Closing Date.

4.12  No Violation of Law.   Except as disclosed on Schedule 4.12, the Seller
is not in default or violation of, has received no notice of default or violation of, and none of the Selling Parties has knowledge of any fact or event which with the lapse of time or giving of notice would constitute a default or violation of, any statute, ordinance, regulation, order, writ, injunction or decree of any court or governmental agency or authority applicable to the Business or the Purchased Assets.

4.13  Litigation.    Except as disclosed on Schedule 4.13, there are no
actions, suits, claims, demands, investigations or proceedings pending, or, to the Selling Parties' knowledge, after due inquiry, threatened before any court, commission, agency or other administrative authority against, or affecting the Business or the Purchased Assets or which would in any way affect the transactions contemplated by this Agreement, and, after due inquiry, the Seller is not the subject of any order or decree relating to or affecting the Business or the Purchased Assets other than those of general application. The Seller has not been subject to any bankruptcy or other insolvency proceedings.

4.14 Labor. There is no collective bargaining or other union contract relating to the Business to which the Seller is a party. To the Selling Parties' knowledge, after due inquiry, there is not pending or threatened against the Seller any grievance, labor dispute, organizational activity, union trouble, strike or work stoppage which materially affects or which may materially disrupt the Buyer or the Business. The Seller has complied with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes. The Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Business' employees and they are not liable for any arrears of wages or any tax or penalties for failure to comply with any of the foregoing.

4.15 Employment Contracts. There are no written or oral contracts for employment of any personnel of the Business.

4.16 Employee Benefit and Retirement Plans. Except as disclosed on Schedule 4.16, the Seller does not now maintain any "employee pension benefit plan" or any "employee welfare benefit plan" (as defined respectively in Section 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) on behalf of the Business's employees, and the Seller does not maintain any retirement plans, bonus arrangements, life insurance or medical insurance programs or any other fringe benefit arrangements for any employees whether written or unwritten.

4.17  Employees and Independent Contractors.   The Seller has provided the
Buyer prior to the Closing Date with a true and correct list including the name, salary or compensation (including without limitation all commission, override or bonus arrangements), vacation and sick leave policies or other benefits, job description and original employment or contract date of all current employees and independent contractors of the Business based upon the most recently processed information, and the accrued and/or earned vacation time of all employees and, to the Selling Parties' knowledge, the dates and information concerning any previous salary or compensation change or adjustment and the reasons therefor for each such current employee.

4.18 Workers' Compensation. The Seller is in full compliance with all workers' compensation laws with respect to the Business and has workers' compensation insurance coverage in full force and effect with respect to the Business, where any such non-compliance or lack of coverage would have a material adverse effect on the Buyer's ownership, possession or use of the Business or the Purchased Assets, or on the consummation of the transactions contemplated under this Agreement.

4.19 Adverse Action. The Seller has not received any written notice of any judicial or administrative action against the Seller, the Business or the Purchased Assets.

4.20  Consents.   Except as described on Schedule 4.20, no consents,
approvals or authorizations of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Seller and consummation by the Seller of the transactions contemplated hereby.

4.21 Commissions. Neither of the Selling Parties has authorized any person to act in such a manner as to give rise to any valid claim against the Buyer for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Selling Parties shall defend, indemnify and hold harmless the Buyer from any claim for commissions or fees alleged to have arisen from a contractual relationship or cooperation in connection with the transactions contemplated under this Agreement.

4.22 Licenses, Permits and Payment Programs. The Seller has obtained and holds all required licenses, permits, certificates, and authorizations necessary for the Seller to operate the Business as conducted prior to the Closing. A copy of each of the foregoing is attached to Schedule 4.22.

      Article 5 - Representations of the Buyer

     As a material inducement to the Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller as follows:

5.1   Authority.

(a) The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Buyer and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate actions. This Agreement and each of the instruments called for by this Agreement will be a valid and binding obligation of the Buyer, each enforceable against the Buyer in accordance with their respective terms.

(b) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and the documents contemplated by this Agreement.

5.2 No Violation of Law; Other Agreements. Neither the execution and delivery of this Agreement or the instruments called for by this Agreement, nor consummation of the transaction herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof, will conflict with or violate any provision of law or of the Certificate of Incorporation or Bylaws of the Buyer, or result in a violation or default in any provision or any regulation, order, writ, injunction or decree of any court or governmental agency or authority, or of any agreement or instrument to which the Buyer is a party or by which the Buyer is bound or subject.

5.3 Commissions. The Buyer has not authorized any person to act in such a manner as to give rise to any valid claim against the Seller for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Buyer shall defend, indemnify and hold harmless the Seller from any claim for commissions or fees alleged to have arisen from a contractual relationship or cooperation in connection with the transactions contemplated under this Agreement.

5.4 Litigation. There is no action, suit, claim, demand, investigation or proceedings pending or, to the knowledge of the Buyer, threatened by any corporation, person or entity against the Buyer or which would in any way affect the transactions contemplated by this Agreement. No order, writ, injunction or decree has been issued by, or to the knowledge of the Buyer, requested of, any court or governmental agency which reasonably could be expected to result in any adverse change in the business, property or assets or in the condition, financial or otherwise, of the Buyer or which could reasonably be expected to adversely affect the transactions contemplated by this Agreement. The Buyer has not been subject to any bankruptcy or other insolvency proceedings.

      Article 6 - Covenants of the Selling Parties

6.1 Conduct of Business. From the date of this Agreement until the Closing Date, the Seller shall operate the Business and otherwise conduct its business relating to the Business only in the ordinary course of business, and in substantial compliance with all statutory and regulatory requirements of any applicable federal, state or local authority, and shall enter into no material contract or other transaction relating to the Business other than in the ordinary course of business without the prior written consent of the Buyer. Between the date hereof and the Closing Date, the Seller shall use its best efforts to retain its present employees and preserve the goodwill and business of its customers, suppliers, and others having business relations with it, and shall conduct the financial operations of the Business in accordance with its existing business practices. From the date of this Agreement to the Closing Date, the Seller shall not do any of the following in connection with its ownership and operation the Business and the Purchased Assets without the Buyer's prior written consent:

(a) cancel or permit any insurance, bond, surety instrument or letter of credit to lapse or terminate, except in the ordinary course of business or unless renewed or replaced by like coverage;

(b) default in any respect under any loan, material contract, agreement, lease or commitment;

(c) enter into any contract, agreement, lease or other commitment, except in the ordinary course of business;

(d)   sell or agree to sell the Business or any of the Purchased Assets;

(e) hire any employees, increase any compensation to employees, enter into any employment arrangement, agreement or undertaking, or pay or promise to pay any fringe benefit, bonus or special compensation to employees, except in the ordinary course of business;

(f) impede the Buyer, its counsel, accountants and other representatives from reasonable access, during normal business hours and upon reasonable advance notice, to the Business and the Purchased Assets so that the Buyer may have the opportunity to investigate same; or

(g) encumber any of the Purchased Assets or incur any liabilities with respect to the Business, except in the ordinary course of business.

6.2 Sales, Etc. The Seller shall not sell, lease, remove or otherwise dispose of any of the Purchased Assets, which are located or used in the Business (except for retirements and replacements in the ordinary course of business, provided that all items which are retired or replaced are contemporaneously replaced by items of substantially equivalent value), or liquidate or dissolve.

6.3   Insurance.  The Seller shall maintain the insurance described in Article
4.

6.4 Notice. From the date hereof to the Closing Date, the Seller shall promptly advise the Buyer of the occurrence of any governmental inspections, investigations, citations with respect to the Business or the Purchased Assets, and of which the Seller has received written notification.

6.5 Access to Personnel and Records. From the date of this Agreement until the Closing Date, the Seller and the Business shall give the Buyer, and the Buyer's counsel, accountants, consultants and other agents and representatives, reasonable access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records relating to the Assets and the operations of the Business.

6.6 Financial Information. The Seller shall provide the Buyer with such financial information relating to the operations of the Business as the Buyer may reasonably request.

6.7 Collection Practices. The Seller shall not deviate from its current lawful practices with respect to the collection of accounts receivable from the customers of the Business and clients to the extent that any such change in collection practices would impair or adversely affect the ability of the Business to continue its relationships with those customers and clients after Closing.

6.8 Cooperation. From the date hereof to the Closing Date, each of the Selling Parties shall cooperate in good faith with the Buyer in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement. Each of the Selling Parties agrees to cooperate fully with Buyer with respect to the Buyer's due diligence investigation of the Seller's Business.

The Shareholder agrees to vote all of such Shareholder's shares of the Seller's stock in favor of the transactions contemplated by this Agreement. The Shareholder also agrees to use such Shareholder's best efforts to cause each of the conditions to the Buyer's obligation to close the transactions contemplated by this Agreement set forth in Article 8 to be satisfied on or prior to the Closing Date.

6.9 Approval of Transfer. From the date hereof to the Closing Date, the Seller shall use its best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and the landlord, and any other third party identified as necessary in order to transfer the Purchased Assets to the Buyer.

6.10 Consents. The Selling Parties shall use their best efforts to procure the consents of any third parties necessary for the assignment to the Buyer of any contract, agreement or lease hereunder.

6.11 No-Shop Clause. From and after the date of the execution and delivery of this Agreement by the Selling Parties until the Closing or the termination of this Agreement (unless the Closing Date is extended beyond such date by the parties), neither of the Selling Parties shall, without the prior written consent of the Buyer: (i) offer for sale any material portion of the Business or assets, (ii) solicit offers to buy all or any material portion of the Business, (iii) hold discussions with any party (other than the Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of the Seller, or (iv) enter into any agreement with any party (other than the Buyer) with respect to the sale or other disposition of any material portion of the Business or the Seller's stock, or with respect to any merger, consolidation, or similar transaction involving the Seller or the Seller's stock.

      Article 7 - Covenants of the Buyer

7.1 Access to Records. For a period extending to the greater of five years from and after the Closing Date or the date of final settlement of cost reports for any period prior to the Closing Date, the Buyer shall retain the records of the clients and customers serviced by the Business on and prior to the Closing Date, and will give the Seller, and the Seller's counsel, accountants, consultants and other agents and representatives, full and complete access, during reasonable business hours and upon reasonable request.

7.2 Cooperation. From the date hereof until the Closing Date, the Buyer shall cooperate in good faith with the Seller in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement.

7.3 Approval of Transfer. From the date hereof until the Closing Date, the Buyer shall use its best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and other third parties required or necessary in order to transfer the Purchased Assets to the Buyer.

7.4 Publicity. Except as required by applicable law, without the prior written consent of the Selling Parties, the Buyer will not disclose or publish, or permit the disclosure or publication of, any information concerning the execution and delivery of this Agreement, or the transactions contemplated by this Agreement. The Selling Parties acknowledge that the Buyer's parent is a publicly traded corporation and disclosure of the entering into and terms of this Agreement may be required by applicable securities disclosure and exchange laws, regulations and rules.

7.5 Sales Tax Clearance Certificate. The Seller agrees to obtain as soon as possible after the Closing and deliver to the Buyer a State of Connecticut sales tax clearance release for the Seller for the period through the Closing Date.

      Article 8 - Conditions Precedent to the Buyer's Obligations

      The Buyer's obligation to close shall be subject to the satisfaction of the following conditions before or at Closing, unless waived by the
      Buyer:

8.1 Representations and Warranties True at Closing. The representations, warranties and covenants made by the Seller in this Agreement shall be true in all material respects at and as of Closing as if made on and as of Closing.

8.2 Compliance with Agreement. The Seller shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by it before or at Closing.

8.3 The Seller's Certificate. The Seller shall have delivered to Buyer a certificate stating that (i) the representations, warranties and covenants made by the Seller in the Agreement are true in all material respects at and as of Closing as if made on and as of Closing, and (ii) the Seller has performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by it before or at Closing.

8.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms or otherwise have a material adverse effect on the Buyer's ownership, use or enjoyment of the Purchased Assets.

8.5 Approvals. All necessary federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals or determinations required to be obtained with respect to the sale and/or transfer of the Purchased Assets to the Buyer and Buyer's operation of the Business thereafter shall have been obtained, with the form and substance of such consents, etc. satisfactory to the Buyer in its reasonable discretion. The consents to assignment of the Assumed Contracts must be in a form satisfactory to the Buyer.

8.6 Closing Documents. The Selling Parties must have delivered the Noncompetition Agreement, and the other documents required to be delivered by the Selling Parties to the Buyer pursuant to this Agreement shall be executed in a form reasonably acceptable to the Buyer.

8.7 Opinion of Counsel. The Seller's counsel must have delivered a satisfactory opinion of counsel to the Buyer, substantially in the form of the opinion attached as Annex B.

8.8 The Lease. The Buyer must have entered into a lease with 85 West Street Associates and TR Nolan Associates, Inc. of the premises currently occupied by the Seller, and the personal property used by the Seller in the operation of the Business, such lease to be in the form attached to this Agreement as Annex C (the "Lease").

8.9 Jeffrey G. Nolan Noncompetition Agreement. Jeffrey G. Nolan must have entered into the Confidentiality, Nonsolicitation and Noncompetition Agreement in the form of the agreement attached as Annex E (the "Jeffrey Nolan Noncompetition Agreement").

8.10 Termination of New Milford Bank & Trust Co. Lien. The New Milford Bank & Trust Co. lien must be terminated.

      Article 9 - Conditions Precedent to the Seller's Obligations

      The Seller's obligation to close shall be subject to the satisfaction of the following conditions prior to or at Closing, unless waived by the
      Seller:

9.1 Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement shall be true in all material respects at and as of Closing with the same effect as though such representations and warranties had been made or given on and as of Closing.

9.2 Compliance with Agreement. The Buyer shall have performed and complied in all material respects with all its covenants and obligations under this Agreement which are to be performed or complied with by it before or at the Closing.

9.3 Buyer's Certificate. The Buyer shall have delivered to the Seller a certificate stating that (i) the representations, warranties and covenants made by the Buyer in the Agreement are true in all material respects at and as of Closing as if made on and as of the Closing, and (ii) the Buyer has performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by it before or at Closing.

9.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

9.5 Approvals. All necessary federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals and determinations required to be obtained with respect to the sale and/or transfer of the Assets to the Buyer shall have been obtained.

9.6 Closing Documents and Payment of Consideration. The documents required to be delivered by Buyer to Seller pursuant to this Agreement shall be executed and delivered in a form reasonably acceptable to the Seller, and the Buyer must have paid the Purchase Price and the consideration contemplated under the Noncompetition Agreement.

9.7 Opinion of Counsel. The Buyer's counsel must have delivered to the Selling Parties a satisfactory opinion of counsel, substantially in the form of the opinion attached as Annex D.

9.8   Lease.  The Buyer must have executed and delivered the Lease.

      Article 10 - Termination of Agreement

10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by either the Buyer or the Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been either cured or waived prior to the Closing Date or any extension thereof;

(b) (i) by the Buyer if any of the conditions in Article 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement) and the Buyer has not waived such condition on or before the Closing Date; or

      (ii) by the Seller, if any of the conditions in Article 9 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seller to comply with their obligations under this Agreement) and the Seller has not waived such condition on or before the Closing Date;

(c)   by mutual consent of the Buyer and the Seller; or

(d) by either the Buyer or the Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 6, 1998, or such later date as the parties may agree upon.

10.2 Effect of Termination. Each party's right of termination under paragraph 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to paragraph 10.1, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

      Article 11 - Indemnification

11.1  Survival; Right to Indemnification not Affected by Knowledge.

(a) All representations, warranties, covenants and obligations in this Agreement will survive the Closing. The representations of the parties in paragraphs 4.1, 4.5 and 5.1 will survive indefinitely. The representation of the Seller in paragraph 4.4 will survive for the applicable statute of limitations. All other representations and warranties of the parties will survive for a period of two years after the Closing Date.

(b) The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations of the parties will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

11.2 Indemnification of the Buyer. Each of the Selling Parties, jointly and severally, agrees to indemnify, defend, and hold the Buyer harmless from and against, and agrees to pay to the Buyer the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to the Buyer, either directly or indirectly, from (i) any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, made by the Seller, or actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) relating to the foregoing, (ii) any liability arising out of the sales tax audit of the Seller by the State of Connecticut, (iii) the claims described on Schedule 4.13, (iv) any claims by the Seller's employees that such employees are entitled as a result of representations made by the Seller's management prior to the Closing Date to any additional compensation, bonuses or benefits arising out of the transactions contemplated by this Agreement, (v) any audit or investigation by Medicaid or federal Medicare authorities concerning the operation of the Seller's business before the Closing or any amounts paid to the Seller before the Closing, or any assessment, adjustments or offsets made against the Seller or its Assets as a result of such an audit or investigation, (vi) any federal or state income tax audit or payment of any tax deficiency, additional tax due, interest or penalties, in each case with respect to tax periods ending on or before the Closing Date, or (vii) any default by the Selling Parties under their Noncompetition Agreement, or any default by Jeffrey Nolan under the Jeffrey Nolan Noncompetition Agreement.

11.3  Indemnity of the Seller.   The Buyer agrees to indemnify, defend and
hold the Seller harmless from and against, and agrees to pay to the Seller the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to the Seller, either directly or indirectly, from (i) any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, made by the Buyer and contained in this Agreement, or actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) relating to the foregoing, (ii) any claim arising out of or related to the conduct of the Business after the Closing, (iii) the Buyer's failure to pay, discharge or perform any liabilities or obligations assumed by the Buyer with respect to the Assumed Contracts or otherwise, or (iv) any breach by the Buyer of its obligations under this Agreement or the Lease.

11.4 Indemnification Limitations. Except for indemnification claims arising from a breach of a representation and warranty in paragraphs 4.1, 4.5 and 5.1, or the indemnification obligations set forth in items (ii) through (vii) in paragraph 11.2, no claim for indemnification under this Agreement will be made by either party unless and until the aggregate amount of indemnifiable losses exceeds $25,000.00, and then for only the amount in excess of $25,000.00.
The Seller's liability to the Buyer for indemnification will not exceed the Purchase Price. Except for claims made prior to the expiration of the applicable survival period, (i) the Buyer's right to indemnification with respect to a breach of a representation and warranty shall terminate upon expiration of the applicable survival period in paragraph 11.1(a), (ii) the Buyer's right to indemnification with respect to the indemnification obligations set forth in items (ii) through (iv) in paragraph 11.2 will survive indefinitely, (iii) the Buyer's right to indemnification with respect to the indemnification obligation set forth in item (vi) of paragraph 11.2 will expire upon expiration of the applicable statute of limitations, and (iv) the Buyer's right to indemnification with respect to the indemnification obligation set forth in item (vii) of paragraph 11.2 will expire upon expiration of the term of the applicable noncompetition agreement.

11.5 Notice of Claim. If any claim is made against a party hereto that, if sustained, would give rise to a right of indemnity under this Article 11, the party having the claim made against it ("Indemnitee") shall give the other party ("Indemnitor") notice thereof (specifying the nature and amount of the claim and giving Indemnitor the right to contest the claim) within 15 days of becoming aware of such claim ("Notice of Claim").

11.6 Right to Contest. Indemnitee shall afford Indemnitor the opportunity, at Indemnitor's own expense, to assume the defense or settlement of any such claim, with its own counsel. In connection therewith, the Indemnitee shall cooperate fully to make available all pertinent information under its control and shall have the right to join in the defense, at its own expense, with its own counsel. If Indemnitor does not elect to undertake the defense of a claim on the terms provided below, Indemnitee shall be entitled to undertake the defense or settlement of the claim at the expense of and for the account and risk of Indemnitor. Indemnitor shall have the right to assume the entire defense of a claim hereunder provided that (i) Indemnitor gives written notice of such desire (the "Notice of Defense") to Indemnitee within 15 days after Indemnitor's receipt of the Notice of Claim; (ii) Indemnitor's defense of such claim shall be without cost to Indemnitee or prejudice to Indemnitee's rights under this Article 11; (iii) counsel chosen by Indemnitor to defend such claim shall be reasonably acceptable to Indemnitee; and (iv) Indemnitor shall bear all costs and expenses in connection with the defense and settlement of such claim; (v) Indemnitee shall have the right to receive periodic reports from Indemnitor and Indemnitor's counsel; and (vi) Indemnitor will not, without Indemnitee's written consent, settle or compromise any claim or consent to any entry of judgment which does not include the unconditional release by claimant or plaintiff of all liability with respect to the claim.

11.7 Exclusive Remedy. Subject to the next succeeding sentence, all claims made by virtue of the representations, warranties, covenants and agreements contained in, or otherwise made in connection with, this Agreement shall be made under, and subject to the limitations set forth in, this Article 11, which, from and after the Closing Date, will be the exclusive remedy for any party hereto for any breach of this Agreement or other claim arising hereunder or in connection with the transactions contemplated hereby or the conduct of the Business, and each party hereby waives the right to assert any other remedy. The immediately preceding sentence will not limit any right of any party under the Lease or the Noncompetition Agreement or any right of any party hereto to seek equitable relief (including, without limitation, specific performance) in respect of any breach of any covenant or other agreement contained herein or in the Noncompetition Agreement or Jeffrey Nolan Noncompetition Agreement, and will not limit the Seller's right to seek damages under this Article 11 for a default in the Buyer's obligation, subject to the terms and conditions of this Agreement, to pay the Purchase Price.

     Article 12 - Other Provisions

12.1 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

      If to any of the Selling Parties:

          Thomas R.  Nolan
          85 West Street
          Danbury, Connecticut 06810
          Facsimile No.: (203) 792-8508

          with a copy to:

          Tyler Cooper & Alcorn, LLP
          City Place 35th Floor
          Hartford, Connecticut 06103
          Attention:     Thomas S.  Marrion
          Facsimile No.: (860) 278-3802

     If to the Buyer:

          100 Mallard Creek Road
          Suite 400
          Louisville, Kentucky 40207
          Attention:     President
          Facsimile No.: (502) 891-8067

          with a copy to:
          Brown, Todd & Heyburn PLLC
          400 West Market Street, 32nd Floor
          Louisville, Kentucky 40202-3363
          Attention:     Scott W. Dolson
          Facsimile No.: (502) 581-1087

12.2  Waivers.   The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

12.3 Expenses. Each party will be responsible for its respective expenses incurred in connection with the transactions contemplated by this Agreement.

12.4 Headings; Interpretation. The headings in this Agreement have been included solely for ease of reference and will not be considered in the interpretation or construction of this Agreement. All references herein to the masculine, neuter or singular will be construed to include the masculine, feminine, neuter or plural, as appropriate.

12.5 Annexes and Schedules. The Schedules to this Agreement are incorporated herein by reference and expressly made a part hereof.

12.6 Entire Agreement. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Agreement or on any Schedule delivered in connection with this Agreement. No change, modification, addition or amendment of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

12.7 Governing Law. This Agreement will be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of law principles.

12.8 Brokers. The parties covenant and agree with one another that they have not dealt with any broker or finder in connection with any of the transactions contemplated in this Agreement and, insofar as they know, no broker or other person is entitled to a commission or finders' fee in connection with these transactions. Each party will indemnify and hold the other parties harmless from and against any claim by any agent or broker claiming by or through it for any fee or other compensation due or allegedly due that broker or agent.

12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.10 Severability. If any provision of this Agreement or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court will determine that any provision of this Agreement is in any way unenforceable, such provision will be reduced to whatever extent is necessary to make such provision enforceable.

12.11 Benefit and Binding Effect. This Agreement will be binding upon and will inure to the benefit of the parties to this Agreement and, as applicable, their respective heirs, executors, administrators, personal representatives, successors and assigns; provided, however, that no party to this Agreement will assign his or its rights or obligations hereunder without the express written consent of the other parties, which consent will not be unreasonably withheld. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.12 Submission to Jurisdiction. The parties to this Agreement hereby irrevocably submit to the non-exclusive jurisdiction of any State or Federal court sitting in Jefferson County, Kentucky and Hartford County, Connecticut in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court. The parties acknowledge and agree that the Buyer may bring and maintain an action in the courts in Jefferson County, Kentucky and the Seller may bring and maintain an action in the courts in Hartford County, Connecticut. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an
inconvenient forum to the maintenance of such action or proceeding.   The
parties irrevocably consent to the service of any and all process in any such action or proceeding by the delivery of copies of such process at their respective addresses specified in paragraph 18. The parties agree that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

12.13 Further Assurances. From time to time after the Closing at another party's request and without further consideration, a party will execute and deliver such further instruments of conveyance, assignment and transfer, and take such other actions as the requesting party may reasonably request, in order to more effectively convey and transfer any of the Assets. In addition, any monies collected by a party which are due and payable to another party will be promptly remitted to such party upon receipt thereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above, but actually on the dates set forth below.

ADULT DAYCARE OF AMERICA, INC.

By___________________________________

Title:_________________________________

Date:_________________________________



 HOME CARE SOLUTIONS, INC.


By__________________________________

Title:________________________________

Date:________________________________


_____________________________________
Thomas R. Nolan

Date:_________________________________

     LIST OF ANNEXES AND SCHEDULES


Annex A - Noncompetition Agreement
Annex B - Opinion of Seller's Counsel
Annex C - Lease
Annex D - Opinion of Buyer's Counsel
Annex E - Jeffrey Nolan Noncompetition Agreement

Schedule 1.1 - Excluded Assets
Schedule 1.3 - Contracts
Schedule 2.2 - Prorated Expenses
Schedule 2.3 - Purchase Price Allocation
Schedule 4.6(b) - Operation of Business
Schedule 4.7 - Insurance
Schedule 4.9 - Governmental Approvals
Schedule 4.11 - Contracts, Consents
Schedule 4.12 - Violations of Law
Schedule 4.13 - Litigation
Schedule 4.16 - ERISA Matters
Schedule 4.20 - Consent
Schedule 4.22 - Licenses, Etc.




     AMENDMENT NO. 1 TO THE ASSETS PURCHASE AGREEMENT


This is an Amendment No. 1 to the Assets Purchase Agreement dated as of January 26, 1998 (the "Agreement"), by and among (i) Adult Daycare of America, Inc., a Delaware corporation (the "Buyer"), (ii) Home Care Solutions, Inc., a Connecticut corporation (the "Seller"), and (iii) Thomas R. Nolan (the
"Shareholder").   The Seller and the Shareholders will be referred to
collectively as the "Selling Parties").

THE PARTIES INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.   Article 4 of the Agreement is amended to add the following
representation: "4.23 Solvency.   The Seller is currently solvent and will be
solvent after the consummation of the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not constitute a fraudulent conveyance."

2. Article 11 is amended to add the following indemnification obligation of each of the Selling Parties to paragraph 11.2: "(viii) any claim against the Buyer by creditors of the Seller, or a trustee in bankruptcy with respect to the Seller." The indemnification obligation in the previous sentence will survive the Closing indefinitely and will not be subject to the indemnification limitations in paragraph 11.4 of the Agreement.

3. The Agreement, as modified by this Amendment No. 1, remains in full force and effect and is a binding obligation of the parties to such Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of February 1, 1998.

ADULT DAYCARE OF AMERICA, INC.


By___________________________________
     Todd Lyles, Vice-President

 HOME CARE SOLUTIONS, INC.


By__________________________________
    Thomas R. Nolan, President

_____________________________________
Thomas R. Nolan